UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (864) 448-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025 (the “Grant Date”), following consultation with its independent compensation consultant, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) approved certain compensation arrangements with respect to the Company’s named executive officers (the “NEOs”), as described below.

The Committee granted the following awards to the NEOs under the Regional Management Corp. 2024 Long-Term Incentive Plan (the “2024 Plan”): (i) performance restricted stock units (“PRSUs”); (ii) restricted stock; and (iii) restricted stock units (“RSUs”), in each case subject to the terms of the 2024 Plan and the applicable award agreement.

The NEOs were each granted PRSUs, subject to a Performance Restricted Stock Unit Award Agreement (“PRSU Agreement”), with the target number of PRSUs (rounded down to the nearest whole unit) determined by dividing the value of the grant by the fair value of each PRSU (calculated on or as close in time as practicable to the Grant Date in accordance with GAAP using a Monte Carlo valuation model). The PRSU grant values are: Mr. Beck: $1,500,000; Ms. Rana: $495,000; Mr. Fisher: $167,500; Mr. Parmar: $225,000; and Ms. Atwood: $220,000. The actual number of PRSUs, if any, that may be earned ranges from 0% to 170% of the target number of units based on the ranking of the Company’s total shareholder return against a custom comparator group of companies over the performance period, March 17, 2025 through December 31, 2027, and the achievement of established targets for pre-provision return on assets for fiscal years 2025 through 2027. Earning of the PRSU is further subject to the continued employment of each such executive through December 31, 2027 or as otherwise provided in the 2024 Plan or the PRSU Agreement. Any shares of the Company’s common stock payable upon vesting and earning of the PRSUs will be subject to an additional one-year holding period following the end of the December 31, 2027 service period and will be distributed to the employee no earlier than December 31, 2028, unless otherwise provided in the 2024 Plan or the PRSU Agreement.

The NEOs, excluding Mr. Beck, were each granted restricted stock, subject to a Restricted Stock Award Agreement (“RSA Agreement”), with the number of shares calculated by dividing the value of the grant by the fair market value of the Company’s common stock on the Grant Date, based upon grants of the following values: Ms. Rana: $495,000; Mr. Fisher: $167,500; Mr. Parmar: $225,000; and Ms. Atwood: $220,000. One-third of the shares subject to each award shall vest on each of December 31, 2025, December 31, 2026, and December 31, 2027, subject to the executive’s continued employment from the Grant Date through the respective vesting date or as otherwise provided in the 2024 Plan or the RSA Agreement.

Mr. Beck was granted RSUs, subject to a Restricted Stock Unit Award Agreement (“RSU Agreement”), with the number of RSUs determined by dividing the value of the grant by the fair market value of the Company's common stock on the Grant Date, based upon the following value: $1,500,000. One-third of the shares subject to Mr. Beck's RSU award shall vest on each of December 31, 2025, December 31, 2026, and December 31, 2027, subject to Mr. Beck's continued employment from the Grant Date through the respective vesting date or as otherwise provided in the 2024 Plan or the RSU Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	March 19, 2025	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer